                          AVERY DENNISON CORPORATION
                  COMPUTATION OF NET INCOME PER SHARE AMOUNTS

                                                              Three Months Ended             Six Months Ended
                                                        ----------------------------    ----------------------------
                                                        July 1, 1995    July 2, 1994    July 1, 1995    July 2, 1994
                                                        ------------    ------------    ------------    ------------
(A)  Weighted average number of common shares
     outstanding                                          53,220,848      56,019,780      53,336,086      56,101,564

     Additional common shares issuable under employee
     stock options using the treasury stock method         1,033,351         488,179       1,058,056         515,643
                                                        ------------    ------------    ------------    ------------

(B)  Weighted average number of common shares
     outstanding assuming the exercise of stock options   54,254,199      56,507,959      54,394,142      56,617,207
                                                        ============    ============    ============    ============

(C)  Net income applicable to common stock               $35,688,000     $27,932,000     $70,200,000     $53,091,000
                                                        ============    ============    ============    ============

Net income per share as reported (C / A)                       $ .67           $ .50           $1.32           $ .95
                                                             =======         =======        ========        ========
Net income per share giving effect to the exercise of
  outstanding stock options (C / B)                            $ .66           $ .49           $1.29           $ .94
                                                             =======         =======        ========        ========

                                  Exhibit 11